SEPARATION AGREEMENT AND MUTUAL RELEASE

     The parties to this Separation and Mutual Release Agreement (Agreement) are
Omni  Products,   Inc.  (OMNI),   Creative  Medical   Development,   Inc.  (CMD)
(collectively, Employer or Company), and Michael L. DeBonny (Employee).

                                    RECITALS

     A. Employee was employed by OMNI under an employment contract dated April 29, 1994 (Employment Agreement).

     B. On April 20,1998, the Company notified Employee that he was relieved of his duties as Chief Executive Officer, President and Treasurer of the Company. However, Company has continued to pay Employee's regular salary pursuant to the Employment Agreement.

     C. Various disputes and controversies exist between Employee and Company concerning their respective rights, liabilities and responsibilities arising from the Employment Agreement and Employee's tenure as an officer and director of the Company.

     D. Each party denies, and continues to deny in every particular, each and every claim, allegation or contention made by the other in connection with the above-referenced disputes and controversies. However, Employee and Employer desire to bring these matters to a conclusion and avoid incurring further costs and expenses incident to their prosecution and defense. Employee and Employer further desire to resolve any and all potential claims by each against the other, known and unknown, which may have arisen before the execution of this Agreement.

     Therefore, in consideration of the mutual promises set forth below, the parties agree as follows:

     1 Employment Termination. Employee's employment with Employer is hereby terminated effective April 30, 1998.

     2 Payments. As consideration for this Agreement, Employee will receive ten months' (beginning May 1, 1998 and ending February 28, 1999) base compensation, payable in accordance with the Company's payroll practices and policies in effect when payments are due. Employer will withhold taxes on these payments in accordance with all applicable local, state and federal laws. In the event Employee receives income in excess of $5,000 per month (gross amount) for his services, whether as an employee, independent contractor, advisor, consultant, partner, shareholder, LLC member, or sole proprietor, such income will be offset against Company's payment obligations. Employee shall promptly report all such

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income to Employer and Employer shall have the right to review  Employee's W-2s,
1099s, Federal and State Tax returns and other documentation reasonably requested to audit said income. Employee shall repay Company for any overpayment made by Company to Employee with interest at the rate of 18% per annum from the date of payment to Employee to the date of repayment.

     3 Group Insurance. Employee's coverage under Employer's group health and life insurance plan shall be continued until February 28, 1999. Thereafter, if eligible, Employee may continue full health insurance benefits for himself and his immediate family as provided under COBRA regulations. Employee is responsible for all payments under COBRA for continuation of health insurance benefits.

     4 Stock Options. Employee hereby relinquishes the right to options to purchase 618,144 shares of common stock and 63,150 shares of series B preferred stock which are substitute options to be issued pursuant to the merger of CMD and OMNI. Employee shall execute such documentation as may be reasonably required by Company's counsel to document termination or cancellation of those option rights within five business days of presentation of the documentation to Employee.

     5 Stock Proxy. Employee shall, concurrent with the execution of this agreement, grant to the directors of CMD, to be exercised by majority vote, an Irrevocable Proxy to vote all shares which he may be entitled to vote for the period from execution of the agreement through April 30, 2000.

     6 Vacation Pay. In full settlement of all vacation pay claims, Employer shall pay to Employee as additional vacation pay, the sum of $3,500 on execution of this agreement.

     7 Employee Pension and Retirement Plans. Employee shall be entitled to Employee's rights under Employer's benefit plans as such plans, by their provisions, apply upon Employee's termination.

     8  Resignations.   Employee  shall,   concurrent  with  execution  of  this
Agreement, sign and submit to the Company Chairman his resignation as an officer and director of the Company effective April 30, 1998.

     9 Corporate Opportunities. By 5:00 p.m. July 20, 1998, Employee shall deliver to Company's corporate offices a detailed list, to the best of his recollection and good faith, of all corporate opportunities (including, but not limited to possible mergers, joint ventures or acquisitions, products, services, businesses and personnel) of which he became aware and related contacts made prior to the execution of this Agreement.

     10 General Mutual Release. In consideration of the benefits provided in this Agreement, Employer releases Employee, and Employee releases Employer, its directors, officers, agents, employees, insurers, related corporations, successors and assigns, from any and all liability, claims, damages or causes of action, as further set forth herein.

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          10.1 Employee's General Release.  Employee hereby forever releases and discharges Employer from any and all causes of action, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character in any manner attributable to the Employee's employment by Employer and Employee's termination, as well as any other matter or event occurring before the date of this Agreement, including but not limited to any claim for reinstatement, reemployment, or additional compensation in any form, and any claim, including but not limited to those arising under the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Post Civil War Civil Rights Act (42 U.S.C. 1981-88), the Equal Pay Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Labor Standards Act, Executive Order 11246, as amended, and the civil rights, employment, and labor laws of any state and any regulation under such authorities relating to Employee's employment or association with Employer or the termination of that employment and association.

          10.2 Employee's Release of Rights Under Older Workers' Benefit Protection Act. In accordance with the Older Workers' Benefit Protection Act (the "Act"), Employee represents and warrants that he has been informed that he has up to 21 days to review this Agreement before signing it, and that Employee may revoke all parts of this Agreement within seven days of signing it by returning all consideration tendered to Employee and, except for the resignations, which are irrevocable.

          10.3 Employer's Release. Employer hereby forever releases and discharges Employee from any and all causes of action, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character, in any manner attributable to Employee's employment by Employer or any other matter or event occurring before the date of this Agreement, except for the obligations of Employee provided in sections 6 (subject to section 24 of this Agreement), 7 and 8 of the Employment Agreement.

          10.4 Release of Unknown Claims. Employee and Employer expressly agree that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present, or future, arising from or attributable to Employer or its officers, directors, employees, or agents, whether acting within or beyond the scope of their employment, or otherwise relating to Employee's employment by Employer or performance of services for Employer occurring before the execution of this Agreement,.

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     11 No  Re-Employment.  Employee shall not seek  employment or  reemployment with Employer at any time.

     12 Return of Company Property. Employee shall on or before the effective date of this Agreement, return to Employer all property belonging to Employer, including, but not limited to keys, credit cards, telephone calling card, files, records, computer access codes, computer hardware, computer programs, instruction manuals, business plans, and other property and documents which Employee prepared or received in connection with his employment with Employer.

     13 Confidentiality. Employee acknowledges that in the course of his employment with Employer, he obtained Proprietary Information (as defined in the Employment Agreement) which is not generally known to third parties. Employee recognizes and affirms his obligations concerning such Proprietary Information as provided in section 7 of the Employment Agreement, notwithstanding the termination of his employment.

     14 Consent to Injunction. Employee agrees that his violation of section 12 or 13 shall constitute a breach of this Agreement, and that monetary damages alone would not adequately compensate Employer for the harm suffered. Employee agrees that Employer shall be entitled to injunctive relief to enjoin any breach or threatened breach of section 12 or 13, in addition to any other available remedies.

     15 No Admission of Liability. It is understood and expressly agreed by Employer and Employee that this is a compromise settlement of a disputed claim and that the payment for consideration for this release shall not be deemed or construed as an admission of any liability by either party.

     16 Disparagement. Neither party shall make any malicious, disparaging or false remarks about the other, or their respective officers, directors or employees. The parties further agree to refrain from making any negative statements regarding the other to any third parties or any statements which could be construed as having or causing a diminishing effect on the other's reputation, goodwill or business.

     17 Attorney's Fees. In any action or proceeding brought to enforce this Agreement or any of the its terms, the parties shall each bear their individual expenses.

     18 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oregon.

     19 Severability. The provisions of this Agreement are severable. If any provision of this Agreement or its application is held invalid, the invalidity shall not affect other obligations, provisions, or applications of this Agreement which can be given effect without the invalid obligations, provisions, or applications.

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     20 Waiver.  The failure of either party to demand strict performance of any provision of this Agreement shall not constitute a waiver of any provision, term, covenant, or condition of this Agreement or of the right to demand strict performance in the future.

     21 Section Headings. The section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

     22  Voluntary  Execution.   Employee   acknowledges  that  he  has  had  an
opportunity to consult with an attorney, he has read and understands the terms and effect of this Release, and that he has signed it voluntarily.

     23 Entire Agreement. Except for sections 6 (which shall be in affect through February 28, 1999, and, subject to section 24 of this Agreement), 7, 8, and 9 (excluding 9.6, 9.7, 9.8, 9.14, and 9.15) of the Employment Agreement, which remain in full force and effect, this Agreement constitutes the entire agreement between the parties and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises with respect to its subject matter. This Agreement was the subject of negotiation between the parties and, therefore, the parties agree that the rule of construction requiring that the agreement be construed against the drafter shall not apply to the interpretation of this Agreement.

     24 Payment Default. If Employer fails to pay any amount due under section 2 of this Agreement and such default continues for fourteen (14) days after Employee gives written notice of such default, from and after the expiration of the fourteen (14) days notice period, Employee shall be automatically relieved of any further obligations under section 6 of the Employment Agreement.

     25 Notice. All notices, requests or demands required or permitted to be given hereunder shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below, or as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within 24 hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.


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               If to Creditor:           Michael L. DeBonny
                                         16101 Parelius Circle
                                         Lake Oswego, OR 97034

               If to Company:            Chief Executive Officer
                                         OMNI Products, Inc. &
                                         Creative Medical Development, Inc.
                                         975 SE Sandy Boulevard
                                         Portland, OR 97214

or to any other addresses as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms hereof shall be deemed received (i) if sent by overnight courier service, on the next business day following the day sent, or (ii) if sent by registered or certified mail on the third business day following the day sent.


     This Agreement is not effective until it is signed by all parties..

MICHAEL L. DEBONNY                    CREATIVE MEDICAL DEVELOPMENT, INC.
                                      OMNI PRODUCTS, INC.


                                      By: John Hart, Director

Date:                                 Date:

                                      By: Ted Smith, Director

                                      Date:

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